UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 8, 2007

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Formerly, HYPERSPACE COMMUNICATIONS, INC.)

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

Offer of Employment Letter with Curtis Akey

On January 8, 2007, MPC Computers, LLC (“MPC”) a subsidiary of MPC Corporation (“Company”) entered into an Offer of Employment Letter Agreement (the “Akey Agreement”) with Curtis Akey. Mr. Akey will serve as Vice President of Finance & Corporate Development of MPC.

Under the Akey Agreement, Mr. Akey is entitled to receive a base salary of $150,000 per year. Mr. Akey will receive a restricted stock unit grant of 25,000 shares with 50% vesting one year from the date of the grant and 50% vesting two years from the date of the grant.

Mr. Akey will be entitled to a severance payment of six months base pay if his employment is involuntarily terminated without Cause (as defined in the Akey Agreement) (i) after he has been continuously employed for twelve months, or (ii) in the event of a Business Combination (as defined in the Akey Agreement) unless he is offered employment comparable in the aggregate to his existing employment.

Mr. Akey is also entitled to receive a bonus in the event of a Business Combination (as defined in the Akey Agreement). The amount of the bonus depends on the revenues, over the previous twelve months, of the third party combined with MPC as part of the Business Combination. The bonus amounts would be as follows: (i) $25,000 cash bonus plus $15,000 worth of vested restricted stock units for revenues less than $30 million; (ii) $75,000 cash bonus plus $20,000 of vested restricted stock units for revenues over $30 million; or (iii) $125,000 cash bonus plus $25,000 worth of vested restricted stock units for revenues of $100 million or more.

Mr. Akey is also entitled to participate in an executive bonus compensation plan based upon completion of targeted goals, objectives and milestones approved by Company’s Board of Directors. The maximum bonus payment per year is 45% of Mr. Akey’s base pay. Mr. Akey is entitled to paid vacation and all paid holidays customarily extended to other executive employees and to participate in employee benefit programs provided to other executive employees.

A copy of the Akey Agreement is filed as exhibit 99.1 to this current report on Form 8-K.

Mr. Akey is also associated with Bathgate Capital Partners ("Bathgate"), a registered broker-dealer, and Bathgate was engaged by the Company to raise capital and pursue strategic acquisitions. In connection with the acquisition of MPC, the Company paid Bathgate affiliates (i) $550,000 in the form promissory notes, including a promissory note payable to Mr. Akey in the original amount of $140,800, and (ii) 200,000 warrants exercisable at $3.00 per share, including 44,000 such warrants issued to Mr. Akey. The outstanding principal and interest balance as of January 8, 2007, under the promissory note to Mr. Akey was $115,276, which amount is currently due and payable.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1       Offer of Employment Letter Agreement between MPC Computers, LLC and Curtis Akey dated January 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: January 11, 2007	By: /s/ Michael R. Whyte Michael R. Whyte Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Offer of Employment Letter Agreement between MPC Computers, LLC and Curtis Akey dated January 8, 2007